UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 8, 2017

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY INC.	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-31387	NORTHERN STATES POWER COMPANY	41-1967505
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-3280	PUBLIC SERVICE COMPANY OF COLORADO	84-0296600
(a Colorado corporation)
1800 Larimer Street Suite 1100
Denver, Colorado 80202
(303) 571-7511

001-03789	SOUTHWESTERN PUBLIC SERVICE COMPANY	75-0575400
(a New Mexico corporation)
Tyler at Sixth
Amarillo, Texas 79101
(303) 571-7511
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Northern States Power Company (NSP-Minnesota) — Minnesota 2016 Multi-Year Electric Rate Case

Update

On May 11, 2017, the Minnesota Public Utilities Commission (MPUC) verbally approved the August 2016 settlement agreement in its entirety, as detailed below.  NSP-Minnesota estimates the total rate increase under the settlement to be approximately $245 million over the four-year period covering 2016-2019.

A final order is anticipated in June 2017.

Settlement Agreement

In August 2016, NSP-Minnesota, a Minnesota corporation, and wholly owned subsidiary of Xcel Energy Inc., and various parties reached a settlement which resolves all revenue requirement issues in dispute.

Key terms of the settlement are listed below:

•	Four-year period covering 2016-2019;

•	Annual sales true-up;

•	Return on equity (ROE) of 9.2 percent and an equity ratio of 52.5 percent;

•	Nuclear related costs will not be considered provisional;

•	Continued use of all existing riders, however no new riders may be utilized during the four-year term;

•	Deferral of incremental 2016 property tax expense above a fixed threshold to 2018 and 2019;

•	Four-year stay out provision for rate cases;

•	Property tax true-up mechanism for 2017-2019; and

•	Capital expenditure true-up mechanism for 2016-2019.

(Millions of Dollars, incremental)	2016	2017	2018	2019	Total
Settlement revenues	$74.99	$59.86	$—	$50.12	$184.97
NSP-Minnesota’s sales true-up	59.95	—	—	(0.20)	59.75
Total rate impact	$134.94	$59.86	$—	$49.92	$244.72

Public Service Company of Colorado (PSCo) — Advanced Grid Intelligence and Security (AGIS)

In August 2016, PSCo, a Colorado corporation, and wholly owned subsidiary of Xcel Energy Inc., filed a request with the Colorado Public Utilities Commission (CPUC) to approve a certificate of public convenience and necessity for implementation of its advanced grid initiative. The project incorporates installing advanced meters, communications infrastructure and implementing information technology hardware and software applications to manage and optimize voltage levels (integrated volt-var optimization) on the distribution system, resulting in the reduction of electrical losses, electrical demand, energy consumption and the increased ability to host distributed energy resources. These major projects are expected to improve customer experience, enhance grid reliability and enable the implementation of new and innovative programs and rate structures. The estimated capital investment for the project was approximately $500 million for 2017-2021.

On May 8, 2017, PSCo filed a comprehensive unopposed settlement agreement between various intervening parties. The settlement agreement recommends the CPUC approve PSCo’s request to implement the advanced meters and other distribution infrastructure over an extended time period and provides recovery mechanisms for both the investment costs as well as the revenue reduction in customer consumption due to integrated volt-var optimization. The total capital cost of the project is currently estimated to be approximately $537 million for 2017-2024. As a result of the settlement, approximately $120 million of capital investment was deferred to 2022-2024. The hearing on the merits of the settlement will be held on May 16-17, 2017 and PSCo anticipates a CPUC decision by mid-2017.

Southwestern Public Service Company (SPS) — Texas 2016 Transmission Cost Recovery Factor (TCRF) Application

In February 2017, SPS, a New Mexico corporation, and a wholly owned subsidiary of Xcel Energy Inc., filed with the Public Utility Commission of Texas (PUCT) to recover additional annual revenue of approximately $16.1 million through its TCRF, or 1.8 percent. The filing was based upon capital transmission additions made during 2016.

On May 8, 2017, SPS and various parties filed a settlement with the PUCT, which will permit SPS to recover additional annual revenue of approximately $14.4 million requested through a separate TCRF charge on customers’ bills. The stipulation, which requires approval of the PUCT, is expected to be considered by the PUCT in June 2017.

SPS — New Mexico 2016 Electric Rate Case

In November 2016, SPS filed an electric rate case with the New Mexico Public Regulatory Commission (NMPRC) seeking an increase in base rates of approximately $41.4 million, representing a total revenue increase of approximately 10.9 percent. The rate filing is based on a requested ROE of 10.1 percent, an equity ratio of 53.97 percent, an electric rate base of approximately $832 million and a future test year ending June 30, 2018.

On April 10, 2017, the hearing examiner determined that SPS’ rate filing was deficient, and recommended the NMPRC extend the procedural schedule by approximately one month and restart the suspension period once it is determined that the deficiencies are resolved.

On April 19, 2017, the NMPRC ruled to dismiss SPS’ rate case.

On May 10, 2017, the NMPRC denied SPS’ request for rehearing. SPS is considering all legal options.

SPS anticipates filing another rate case later this summer.

Earnings Guidance

Xcel Energy is reaffirming 2017 GAAP and ongoing earnings guidance of $2.25 to $2.35 per diluted share. This guidance range is based on several key assumptions previously disclosed, including constructive outcomes in all rate case and regulatory proceedings.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Forward-looking information includes, among other information, the expected impact of NSP-Minnesota’s electric rate case, PSCo’s AGIS and SPS’ settlement agreement or SPS’ electric rate case, the impact of proposed rate adjustments, interim rates, and other statements identified by words such as “may,” “believe,” “expect,” “estimate,” “anticipate,” “would,” or “plan.” Forward-looking statements are subject to certain risks, uncertainties and assumptions. Although Xcel Energy believes that its expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Factors, in addition to those discussed in Xcel Energy’s, NSP-Minnesota’s, PSCo’s and SPS’ Annual Report on Form 10-K for the year ended Dec. 31, 2016, and subsequent securities filings, that could cause actual results to differ materially include: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry; including the risk of a slow down in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy, NSP-Minnesota, PSCo and SPS have a financial interest; customer business conditions; actions of credit rating agencies; competitive factors including the extent and timing of the entry of additional competition in the markets served by Xcel Energy and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership; or impose environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; financial or regulatory accounting policies imposed by regulatory bodies; outcomes of regulatory proceedings; availability of cost or capital; and employee work force factors. Forward-looking statements speak only as of the date they are made, and Xcel Energy expressly disclaims any obligation to update any forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 12, 2017	Xcel Energy Inc. (a Minnesota corporation)
Northern States Power Company (a Minnesota corporation)
Public Service Company of Colorado (a Colorado corporation)
Southwestern Public Service Company (a New Mexico corporation)

/s/ ROBERT C. FRENZEL
Robert C. Frenzel
Executive Vice President, Chief Financial Officer